SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K/A

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 26, 2001
                               (February 8, 2001)




                           INFORUM COMMUNICATIONS, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)



                                    Delaware
                  --------------------------------------------
                 (State or other jurisdiction of incorporation)



      0-24687                                              84-1360029
 -------------------                            ------------------------------
(Commission File No.)                          (IRS Employer Identification No.)

                         600 S. Cherry Street, Suite 400
                             Denver, Colorado 80246
              ----------------------------------------------------
              (Address of principal executive offices and zip code)


       Registrant's telephone number, including area code: (303) 316-0400

     This Form 8-K/A is filed to amend the Form 8-K filed February 16, 2001 and the Form 8-K/A filed February 28, 2001 to include interim periods in the statements in Item 4(a).


ITEM 4. CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     (a) On February 8, 2001, Inforum Communications, Inc. (the "Company") dismissed Arthur Andersen LLP as its independent accountants. The report of Arthur Andersen LLP on the financial statements for the fiscal years ended December 31, 1999 and 1998, contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles but the report did contain an explanatory paragraph relating to the Company's ability to continue as a going concern.

     The review report of Arthur Andersen LLP for the interim periods during 2000, preceding the date of dismissal, contained a disclaimer of opinion and contained an explanatory paragraph relating to the Company's ability to continue as a going concern.

     The Registrant's Board of Directors approved the decision to change independent accountants.

     In connection with its audit for the most recent fiscal years ending December 31, 1999 and 1998, and for any subsequent interim period preceding the date of dismissal, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or pratices, financial statement disclosure, or scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused them to make reference thereto in their report on the financial statements.

     (b) The Registrant engaged Gordon, Hughes and Banks, LLP as its new independent accountants as of February 8, 2001.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits

          16. Letter dated March 26, 2001 from Arthur Andersen LLP.





                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 26, 2001                    Inforum Communications, Inc.


                                          /s/ Jeffery A. Mathias
                                          --------------------------------------
                                          Jeffery A. Mathias
                                          President and Chief Executive Officer